EXHIBIT 10.1

AMENDMENT NO.1 TO INVESTOR RIGHTS AGREEMENT AND WAIVER

THIS AMENDMENT NO. 1 TO INVESTOR RIGHTS AGREEMENT AND WAIVER (this “First Amendment”) is made and entered into as of July 10, 2007, by and among (i) Liberman Broadcasting, Inc., a Delaware corporation (the “Company”), (ii) OCM Principal Opportunities Fund III, L.P., a Delaware limited partnership, OCM Principal Opportunities Fund IIIA, L.P., a Delaware limited partnership, OCM Opps Broadcasting, LLC, a Delaware limited liability company (“Opps Broadcasting”), and OCM Principal Opportunities Fund IV AIF (Delaware), L.P., a Delaware limited partnership (each an “Oaktree Fund” and collectively, “Oaktree”), (iii) Tinicum Capital Partners II, L.P., a Delaware limited partnership, and Tinicum Capital Partners II Parallel Fund, L.P., a Delaware limited partnership (together, “Tinicum” and collectively with Oaktree, the “Investors”) and (iv) each Person listed on the signature pages hereto under the heading of “Existing Stockholders” (each an “Existing Stockholder,” and collectively, the “Existing Stockholders”), pursuant to Section 19A of that certain Investors Rights Agreement, dated as of March 30, 2007 (as amended from time to time, the “Investor Rights Agreement”), by and among the Company, the Investors, the Existing Stockholders, each other Person listed from time to time on the Schedule of New Stockholders attached thereto who at any time acquires equity securities of the Company and agrees to become party to and bound by the Investor Rights Agreement by signing a Joinder Agreement (as defined in the Investor Rights Agreement), and, solely for purposes of Section 18 of the Investor Rights Agreement, Jose Liberman. Capitalized terms used herein and not otherwise defined shall have the meaning given such terms in the Investor Rights Agreement.

WITNESSETH

WHEREAS, the Company and the Stockholders entered into the Investor Rights Agreement to memorialize and set forth certain rights and obligations regarding the purchase of Equity Securities;

WHEREAS, the Company and the Stockholders have agreed that on the date hereof, promptly following the execution of this First Amendment, (i) the Company will enter into a Subscription Agreement with Ernesto Cruz pursuant to which the Company will issue 0.73095 shares of Class A Common Stock to Ernest Cruz in exchange for a cash payment to the Company of $1,000,000 (the “Cruz Issuance”), (ii) the Company will repurchase a total of 0.73095 shares of Class A Common Stock from Tinicum in exchange for an aggregate cash payment of $1,000,000 and (iii) Ernesto Cruz will execute a Joinder Agreement pursuant to which he will become a party to the Investor Rights Agreement (collectively, the “Transactions”); and

WHEREAS, in order to facilitate the consummation of the Transactions, the Company and the Stockholders wish to amend certain terms and conditions of the Investor Rights Agreement as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants herein expressed, the parties hereto hereby agree as follows:

1. Amendments to Section 16. Section 16 to the Investment Rights Agreement is hereby amended as follows:

(a) The definition of “Deciding Tinicum Holders” is hereby deleted and replaced, in its entirety, with the following:

“Deciding Tinicum Holders” means, at any date of determination, any holder of Tinicum Shares that is an Investor or an Investor Permitted Transferee that, alone or collectively with its Affiliates that are Investors or Investor Permitted Transferees, holds at least 75% of the Tinicum Shares then outstanding; provided that “Deciding Tinicum Holders” shall cease to exist for all purposes of this Agreement and the other Transaction Documents at the earlier of such time that (x) no Investor or Investor Permitted Transferee, alone or collectively with its Affiliates that are Investors or Investor Permitted Transferees, holds at least 75% of the Tinicum Shares then outstanding or (y) no Investor or Investor Permitted Transferee, alone or collectively with its Affiliates that are Investors or Investor Permitted Transferees, holds more than 37.5% of the Tinicum Shares outstanding as of the First Amendment Date after giving effect to the Repurchase (i.e. the 37.27864 Tinicum Shares outstanding as of the First Amendment Date after giving effect to the Repurchase) (after appropriate adjustment for stock splits, stock dividends, combinations of shares, recapitalizations, mergers, consolidations or other reorganizations but, for purposes of clause (y), without giving effect to the proviso set forth in the definition of the term “Tinicum Shares”).

(b) The following additional definitions are hereby added to Section 16:

“‘First Amendment Date’ means July 10, 2007.”

“‘Repurchase’ means the repurchase on or about the First Amendment Date by the Company of 0.72717 shares of Class A Common Stock from Tinicum Capital Partners II., L.P. and 0.00378 shares of Class A Common Stock from Tinicum Capital Partners II Parallel Fund, L.P., for a total of 0.73095 shares of Class A Common Stock repurchased, for an aggregate cash repurchase amount of $1,000,000.”

2. Amendment to Section 19A. Section 19A of the Investor Rights Agreement is hereby deleted and replaced, in its entirety, with the following:

19A. Amendment and Waiver. Except as otherwise provided herein (including Section 8B and Section 8C), no modification, amendment or waiver of any provision of this Agreement shall be effective against the Company or the Stockholders unless such modification, amendment or waiver is approved in writing by the Company, the holders of a majority of the Investor Registrable Securities and the holders of a majority of the Class B Common Stock; provided, however, that no such modification, amendment or waiver that is disproportionately adverse to the holders of Tinicum Shares (as compared to the holders of Oaktree Shares) shall be

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effective against the holders of Tinicum Shares unless such modification, amendment or waiver is approved in writing by the holders of a majority of the Tinicum Shares and no such modification, amendment or waiver that is disproportionately adverse to the holders of Oaktree Shares (as compared to the holders of Tinicum Shares) shall be effective against the holders of Oaktree Shares unless such modification, amendment or waiver is approved in writing by the holders of a majority of the Oaktree Shares; provided, further, that from and after the First Amendment Date, the term “Tinicum Shares,” as it is used in this Section 19A, shall exclude the .73095 shares of Class A Common Stock that are repurchased pursuant to the Repurchase. Notwithstanding the foregoing, if after the date hereof, the Company issues Specified Equity Securities to any Person or any Class B Permitted Holder Transfers any Specified Equity Securities of such Class B Permitted Holder to any Person (other than any other Class B Permitted Transferee), then the Company (in the case of such issuance) or the holders of a majority of the Class B Common Stock (in the case of any such Transfer by any Class B Permitted Holder), as the case may be, shall have the right to amend this Section 19A other than the first sentence hereof (without the consent of any other party hereto) to grant to the purchasers of such Specified Equity Securities (and their subsequent transferees) independent rights under this Section 19A so long as such rights are no more favorable to such purchasers (and their subsequent transferees) as the rights of the Investors under this Section 19A as of the date hereof.

3. Waiver of Preemptive Rights. Each Stockholder hereby waives the right to exercise any and all preemptive rights that may exist in favor of such Stockholder on account of the Cruz Issuance.

4. Schedule of New Stockholders. Pursuant to Section 8A of the Investor Rights Agreement, as a result of the Cruz Issuance and certain Transfers of Class B Common Stock, the Company is required to amend the Schedule of New Stockholders, which schedule shall be deemed to be incorporated in the Investor Rights Agreement, and the Company is required to deliver a copy of the Schedule of New Stockholders, as so amended, to each Stockholder, in each case, to the extent each such Person then remains a holder of Specified Equity Securities. Notwithstanding anything in the Investor Rights Agreement to the contrary, the Company and the Stockholders hereby agree that the Schedule of New Stockholders, as set forth as Exhibit A hereto, constitutes the amended Schedule of New Stockholders in connection with the Cruz Issuance and such Transfers of Class B Common Stock and that the attachment of such amended schedule as Exhibit A hereto satisfies the Company’s delivery obligation with respect to the Schedule of New Stockholders in connection with the Cruz Issuance and such Transfers of Class B Common Stock.

5. Repurchase. Subject to the consummation of the Cruz Issuance, the Company and Tinicum hereby agree to consummate the Repurchase. At the consummation of the Repurchase, the Company shall pay the repurchase amount to Tinicum by wire transfer of immediately available funds. Such consummation shall occur within one Business Day after the Company’s receipt of Ernesto Cruz’s payment for the shares issued pursuant to the Cruz Issuance, which payment shall be deemed to have been received by the Company (x) if paid by wire transfer, upon the deposit by such wire transfer in the Company’s account at the Union Bank of California NA (the “Company Account”), or (y) if paid by check, at such time as such check has been deposited in the Company Account and has cleared.

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6. Ratification. Tinicum hereby ratifies the execution and delivery by it of the Investor Rights Agreement, the letter agreement between Tinicum and the Company, dated as of March 30, 2007, and the Investment Agreement, in each case, notwithstanding that the signature blocks to such agreements reflect that Terence O’Toole executed such agreements as the managing member of Tinicum rather than as the managing member of Tinicum Lantern II LLC, the general partner of Tinicum.

7. Miscellaneous. This First Amendment (other than Sections 1, 2 and 3 hereof) shall become effective upon the execution and delivery of a counterpart hereof by each of the entities listed on the signature pages hereof and Sections 1, 2 and 3 hereof shall become effective upon (i) the execution and delivery of a counterpart hereof by each of the entities listed on the signature pages hereof and (ii) the consummation of the Cruz Issuance and the Repurchase. As amended hereby, the Investor Rights Agreement remains in full force and effect. From and after the effectiveness of this First Amendment, references in the Investor Rights Agreement to “this Agreement,” “hereunder” and words of similar effect shall be references to the Investor Rights Agreement as amended hereby. The parties further agree that Section 19 of the Investor Rights Agreement, as amended hereby, governs the terms of this First Amendment, mutatis mutandis.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties hereto have executed this First Amendment on the day and year first above written.

COMPANY:

LIBERMAN BROADCASTING, INC.

By:	/s/ Lenard D. Liberman
Name:	Lenard D. Liberman
Title:	Executive Vice President, Chief Financial Officer and Secretary

EXISTING STOCKHOLDERS:

/s/ Lenard D. Liberman
Lenard D. Liberman

JOSE LIBERMAN 2007 ANNUITY TRUST DATED JUNE 27, 2007

/s/ Jose Liberman
Jose Liberman, as Trustee of the Jose Liberman 2007 Annuity Trust dated June 27, 2007

ESTHER LIBERMAN 2007 ANNUITY TRUST DATED JUNE 27, 2007

/s/ Jose Liberman
Jose Liberman, as Trustee of the Esther Liberman 2007 Annuity Trust dated June 27, 2007

INVESTORS:

OCM PRINCIPAL OPPORTUNITIES FUND III, L.P.
OCM PRINCIPAL OPPORTUNITIES FUND IIIA, L.P.

By:	OCM Principal Opportunities Fund III GP, LLC
Its:	General Partner

By:	Oaktree Fund GP I, L.P.
Its:	Managing Member

By:	/s/ B. James Ford
Name:	B. James Ford
Title:	Managing Director

By:	/s/ Andrew Salter
Name:	Andrew Salter
Title:	Vice President

OCM PRINCIPAL OPPORTUNITIES FUND IV AIF (DELAWARE), L.P.

By:	OCM Principal Opportunities Fund IV AIF
(Delaware) GP, L.P.
Its:	General Partner

By:	Oaktree Media Investments, L.P.
Its:	General Partner

By:	Oaktree Media Holdings, Inc.
Its:	General Partner

By:	/s/ B. James Ford
Name:	B. James Ford
Title:	Managing Director

By:	/s/ Andrew Salter
Name:	Andrew Salter
Title:	Vice President

OCM OPPS BROADCASTING, LLC

By:	Oaktree Capital Management, L.P.
Its:	Manager

By:	/s/ Kenneth Liang
Name:	Kenneth Liang
Title:	Managing Director

By:	/s/ Richard Ting
Name:	Richard Ting
Title:	Authorized Signatory

TINICUM CAPITAL PARTNERS II, L.P.

By:	Tinicum Lantern II LLC
Its:	General Partner

By:	/s/ Terence O’Toole
Name:	Terence O’Toole
Title:	Managing Member

TINICUM CAPITAL PARTNERS II PARALLEL FUND, L.P.

By:	Tinicum Lantern II LLC
Its:	General Partner

By:	/s/ Terence O’Toole
Name:	Terence O’Toole
Title:	Managing Member

[End of Signature Page to the First Amendment.]

EXHIBIT A

SCHEDULE OF NEW STOCKHOLDERS

New Stockholder	Address
Esther Liberman 2007 Annuity Trust dated June 27, 2007	c/o Liberman Broadcasting, Inc. 1845 West Empire Avenue Burbank, California 91504

Jose Liberman 2007 Annuity Trust dated June 27, 2007	c/o Liberman Broadcasting, Inc. 1845 West Empire Avenue Burbank, California 91504

Ernesto Cruz	765 Park Avenue New York, NY 10021 Telephone: (212) 325-2751

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